UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       August 4, 2006

Medicsight, Inc

(Exact name of registrant as specified in its charter)

Delaware	0-26886	13-4148725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

46 Berkeley Square, London, United Kingdom	W1J 5AT
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      011-44-20-7598-4070

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 4, 2006 Glyn Thomas resigned as interim Chief Financial Officer and director of Medicsight, Inc (“the Company”) to concentrate on his other business interests.  Glyn will receive remuneration of $40,000 for this interim period.

On August 4, 2006, following a successful recruitment campaign, Medicsight Inc (“the Company”) appointed Allan Rowley as Chief Financial Officer and director of the Company.

Allan received an employment contract consisting of an annual salary of $185,000 with a bonus package ranging from 15% to 100% depending upon the Company’s annual results.

Allan, 38, joined the Company in April 2006 and was subsequently promoted to Finance Director of both Medicsight PLC and Medicexchange PLC (the Company’s UK subsidiaries).

Prior to joining Medicsight, Allan had a corporate development role with ComMedica Limited — a UK based medical software company specializing in Picture Archiving & Communication System (“PACS”) software, that was sold to both the National Health Service and also to the private sector.  Allan worked with the board on financing and acquisition opportunities and also with sales and finance teams on commercial proposals.

Previously, Allan has been a revenue controller and director of European finance of Bea Systems (a Nasdaq listed US software company).

Allan had an 8 year career in public accounting, initially qualifying as a Chartered Accountant with Arthur Andersen in the UK, and then as an audit manager with Ernst & Young LLP in San Jose (California).  He is a member of the Institute of Chartered Accountants in England and Wales and has an MPhil and Bachelor of Science from Aberystwyth University College of Wales.

About Medicsight

Medicsight develops enterprise-wide computer-aided detection (CAD) software that is used by the medical imaging market to aid in earlier detection of disease. Tested on one of the world’s largest databases of CT scan data, Medicsight’s software solutions help clinicians identify, measure, and analyze suspicious pathology, such as colorectal polyps and lung lesions. The company’s FDA-approved CAD products include ColonCAD, the first CAD technology available for CT colonography, and LungCAD.  Both products include a concurrent-read feature that allows clinicians to review the original image simultaneously with the Medicsight CAD findings, which results in improved workflow and productivity. Medicsight continues to develop CAD software for a variety of disease states that can help in the early detection of disease and ultimately improve patient outcomes. Headquartered in London, Medicsight employs more than 60 people and also has offices in the United States, Gibraltar, Japan, and China. Product and company information can be found on www.medicsight.com. Stock symbol: AMEX:MGT

All forward-looking statements are made pursuant to the ‘safe harbor’ provisions of the Private Securities litigation Reform Act of 1995.  Forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized.  Potential risks and uncertainties include, but are not limited to, the risks described in company filings with the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDICSIGHT, INC.
	By:	/s/ TIM PATERSON-BROWN
Tim Paterson-Brown
Chief Executive Officer
Date: August 8, 2006